Exhibit 3.1

Delaware
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF "HIPCRICKET, INC." AS RECEIVED AND FILED IN THIS OFFICE. THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

RESTATED CERTIFICATE, FILED THE NINTH DAY OF MAY, A.D. 2005, AT 3:23 O'CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "SURFNET MEDIA GROUP, INC. "TO "MODAVOX, INC. ", FILED THE EIGHTH DAY OF SEPTEMBER, A.D. 2005, AT 5:26 O'CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE TWENTY-EIGHTH DAY OF FEBRUARY, A.D. 2006, AT 4:32 O'CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE TWENTY-EIGHTH DAY OF FEBRUARY, A.D. 2006, AT 4:33 O'CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "MODAVOX, INC. " TO "AUGME TECHNOLOGIES, INC. ", FILED THE TWELFTH DAY OF FEBRUARY, A.D. 2010, AT 4:07 O'CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-EIGHTH DAY OF JUNE, A.D. 2011, AT 12:08 O'CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-SEVENTH DAY OF MARCH, A.D. 2012, AT 5:11 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF CHANGE OF REGISTERED AGENT IS THE TWENTY-EIGHTH DAY OF MARCH, A.D. 2012.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "AUGME TECHNOLOGIES, INC." TO "HIPCRICKET, INC.", FILED THE SIXTEENTH DAY OF AUGUST, A.D. 2013, AT 5:42 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTY-THIRD DAY OF AUGUST, A.D. 2013, AT 5 O'CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 0724640
DATE:  09-10-13

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
SURFNET MEDIA GROUP, INC

SURFNET MEDIA GROUP, INC, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that:

A. The name of this Corporation is SURFNET MEDIA GROUP, INC.

B The date of filing of this Corporation's original Certificate of Incorporation with the Secretary of State of Delaware was March 10, 2000 under the name llde Corporation.

C. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware ("GCL''), this Restated Certificate of Incorporation restates, integrates and amends the provisions of the Corporation's Amended and Restated Certificate of!nco1poration as follows:

ARTICLE ONE

The name of this Corporation is SURFNET MEDIA GROUP, INC

ARTICLE TWO

The address of the Corporation's registered office in the State of Delaware is 3500 South DuPont Highway, Dover, County of Kent, Delaware 19901. The name of its registered agent at such address is Incorporating Services, Ltd.

ARTICLE THREE

The purpose of this Corporation is to et1gage in any lawful act or activity for which corporations may be organized under the GCL.

ARTICLE FOUR

This Corporation is authorized to issue two classes of shares to be designated, respectively, Common Stock and Preferred Stock The total number of shares of Common Stock that this corporation is authorized to issue is 100,000,000, with a par value of $0.0001, and the total number of shares of Preferred stock which this corporation is authorized to issue is 25,000,000, with a par value of $0.0001.

The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board). The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, to fix the number of shares of any such series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors is authorized, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation of any series, and to fix the number of shares of any series.

ARTICLE FIVE

The Corporation is to have perpetual existence.

ARTICLE SIX

Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. Advance notice of stockholder nominations for the election of directors and of any other business to be brought before any meeting of the stockholders shall be given in the manner provided in the Bylaws.

ARTICLE SEVEN

The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors.

The Board of Directors shall be divided into three classes designated as Class I, Class II, and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the date hereof, the term of office of the Class I directors shall expire, and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the date hereof, the term of office of the Class II directors shall expire, and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the date hereof, the term of office of the Class III directors shall expire, and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Notwithstanding the foregoing provisions of this ARTICLE, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other causes shall be filled by either (i) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock") voting together as a single class; or (ii) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

The affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required for the adoption, amendment or repeal of the following sections of the Corporation's Bylaws by the stockholders of the Corporation: 2.2 (Annual Meeting) and 2.3 (Special Meeting).

No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws.

Any director, or the entire Board of Directors, may be removed from office at any time (i) with cause by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class; or (ii) without cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock.

ARTICLE EIGHT

To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents (and any other persons to which Delaware law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the GCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to action for breach of duty to the Corporation, its stockholders, and others.

No director of the Corporation shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of the GCL or any amendment thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, such director (I) shall have breached the director's duty of loyalty to the Corporation or its stockholders, (2) shall have acted in manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (3) shall have derived an improper personal benefit. If the GCL is hereafter amended to authorize the further elimination or limitation of the liability of a director, the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

Each person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), including any appeal therefrom, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or a direct or indirect subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another entity or enterprise, or was a director or officer of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another entity or enterprise at the request of such predecessor corporation, shall be indemnified and held harmless by the Corporation, and the Corporation shall advance all expenses incurred by any such person in defense of any such proceeding prior to its final determination, to the fullest extent authorized by the GCL. In any proceeding against the Corporation to enforce these rights, such person shall be presumed to be entitled to indemnification and the Corporation shall have the burden of proving that such person has not met the standards of conduct for permissible indemnification set forth in the GCL. The rights to indemnification and advancement of expenses conferred by this ARTICLE EIGHT shall be presumed to have been relied upon by the directors and officers of the Corporation in serving or continuing to serve the Corporation and shall be enforceable as contract rights. Said rights shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The Corporation may, upon written demand presented by a director or officer of the Corporation or of a direct or indirect subsidiary of the Corporation, or by a person serving at the request of the Corporation as a director or officer of another entity or enterprise, enter into contracts to provide such persons with specified rights to indemnification, which contracts may confer rights and protections to the maximum extent permitted by the GCL, as amended and in effect from time to time.

If a claim under this ARTICLE EIGHT is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce the right to be advanced expenses incurred in defending any proceeding prior to its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the GCL for the Corporation to indemnify the claimant for the amount claimed, but the claimant shall be presumed to be entitled to indemnification and the Corporation shall have the burden of proving that the claimant has not met the standards of conduct for permissible indemnification set forth in the GCL.

If the GCL is hereafter amended to permit the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment, the indemnification rights conferred by this ARTICLE EIGHT shall be broadened to the fullest extent permitted by the GCL, as so amended.

Neither any amendment nor repeal of this ARTICLE EIGHT, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this ARTICLE EIGHT, shall eliminate or reduce the effect of this ARTICLE EIGHT, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this ARTICLE EIGHT, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

ARTICLE NINE

Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any rights of designation of Preferred Stock conferred on the Board of Directors pursuant to ARTICLE FOUR, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal ARTICLE SEVEN or this ARTICLE NINE.

ARTICLE TEN

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in ARTICLE NINE of this Certificate, and all rights conferred upon the stockholders herein are granted subject to this right.

ARTICLE ELEVEN

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation. In addition, the Bylaws may be amended by the affirmative vote of holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.

ARTICLE TWELVE

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. Special meetings of the stockholders, for any purpose or purposes, may only be called by the Board of Directors of the Corporation and the Chairman (or Chief Executive Officer if there is no Chairman) of the Corporation. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE THIRTEEN

Advance written notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

ARTICLE FOURTEEN

Stockholders shall not be entitled to cumulative voting rights for the election of directors.

IN WITNESS WHEREOF, SurfNet Media Group, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by Robert Arkin, its Chairman and Chief Executive Officer, and attested by Eric Schedeler, its President and Secretary, this 6th day of May, 2005.

SURFNET MEDIA GROUP, INC.

Robert Arkin
Chairman and Chief Executive Officer

ATTESTED:

/s/ Eric Schedeler
Eric Schedeler
President and Secretary

The foregoing amendment and restatement has been duly adopted by the Corporation's Board of Directors in accordance with the applicable provisions of Sections 242 and 245 of the GCL.

The foregoing amendment and restatement was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 228 of the GCL.

IN WITNESS WHEREOF, SurfNet Media Group, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by Robert Arkin, its Chairman and Chief Executive Officer, and attested by Eric Schedeler, its President and Secretary, this 6th day of May, 2005.

SURFNET MEDIA GROUP, INC.

Robert Arkin
Chairman and Chief Executive Officer

ATTESTED:

/s/ Eric Schedeler
Eric Schedeler
President and Secretary

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SURFNET MEDIA GROUP, INC.

Pursuant to Section 242 of the General Corporation
Law of the State of Delaware

The undersigned, pursuant to the provision of the General Corporation Law of the State of Delaware, do hereby certify and set forth as follows:

FIRST: The name of the corporation is SURFNET MEDIA GROUP, INC.

SECOND: The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on May 9, 2005.

THIRD: The Amended and Restated Corporation Article One of the Certificate of Incorporation, relating to the name of the corporation is amended to read as follows:

"The name of this corporation is MODAVOX, INC."

FOURTH: The amendment effected herein was authorized by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon at a meeting of shareholders pursuant to Section 242 of the General Corporation Law of the State of Delaware.

FIFTH: The capital of the corporation will not be reduced under or by reason of this amendment.

IN WITNESS WHEREOF, I have signed this instrument on the 8th day of September, 2005.

By:  /s/ Robert Arkin
Robert Arkin
Chairman and Chief Executive Officer

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK OF MODAVOX, INC.

MODAVOX, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY THAT:

Pursuant to authority conferred upon the Board of Directors (the "Board") by the Amended and Restated Certificate of lncorporation of the Corporation, as amended (the "Certificate of Incorporation") and pursuant to the provisions of the Delaware General Corporation Law, the Board, pursuant to a unanimous written consent effective as of February 27, 2006, adopted the following resolution providing for the designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions, of the Series A Convertible Preferred Stock:

WHEREAS, the Certificate of Incorporation provides for two classes of shares known as common stock, $0.0001 par value per share (the "Common Stock"}, and preferred stock, $0.0001 par value per share (the "Preferred Stock"); and

WHEREAS, the Board is authorized by the Certificate of Incorporation to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in such series and to fix the designations, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

NOW, THEREFORE, BE IT RESOLVED, that the Board deems it advisable to, and hereby does, designate a Series A Convertible Preferred Stock and fixes and determines the preferences, rights, qualifications, limitations and restrictions relating to the Series A Convertible Preferred Stock as follows:

1. Definitions. For purposes of this Certificate of Designation, the following terms shall have the following meanings:

(a) "Closing Price(s)" means, for any security as of any date, the greater of (i) the closing ask price and closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to holders of a majority of the then outstanding shares of Series A Stock if Bloomberg Financial Markets is not then reporting Closing Prices of such security (collectively, “Bloomberg”), or (ii) the last reported closing sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg or a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to holders of a majority of the then outstanding shares of Series A Stock if Bloomberg Financial Markets is not then reporting closing sale prices of such security.

(b) "Conversion Date" means, for any conversion of the Series A Stock into Common Stock, the date specified in the notice of conversion in the form attached hereto (the "Notice of Conversion"), so long as the copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Corporation before 11:59 p.m., Arizona time, on the Conversion Date indicated in the Notice of Conversion. If the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date the holder faxes or otherwise delivers the Notice of Conversion to the Corporation.

(c) "Conversion Price" means Fixed Conversion Price or the Variable Conversion Price, as the case may be, in effect as of such date and subject to adjustment as provided herein.

(d) "Fixed Conversion Price" means US twenty-five cents ($0.25) per share, and shall be the sole conversion price in effect until one (1) year after the issuance date

(e) "First Conversion Date" means the earliest of (i) the 360th day following the Issuance Date or (ii) the date that the Corporation receives net cash proceeds of any equity of quasi-equity (e.g. preferred or convertible preferred stock) financing exceeding five hundred thousand dollars ($500,000) that allows the Corporation to redeem all or a portion of the Series A Stock.

(e) "Issuance Date" means the date of the closing under the Agreement and Plan of Reorganization by and among the Corporation and Kino Interactive Group, LLC with respect to the initial issuance of the Series A Stock (the "Agreement and Plan of Reorganization").

(f) "Variable Conversion Price" means the average of the Closing Prices for the Common Stock during the twenty (20) consecutive trading days immediately preceding such date of determination but at no time less than US US twenty-five cents ($0.25) per share being the minimum conversion price and at no time more than US one dollar ($1.00) per share being the maximum conversion price. There will be no Variable Conversion Price until the First Conversion Date has passed.

2. Designation. The shares of such series of Preferred Stock shall be designated "Series A Convertible Preferred Stock" (the "Series A Stock").

3. Authorized Number. The authorized nwnber of shares constituting the Series A Stock shall be two million (2,000,000).

4.  Liquidation.

(a) Liquidation Procedure. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Series A Stock shall be entitled, before any distribution or payment is made upon any junior securities, to be paid an amount equal to US twenty-five cents ($0.25) per share of Series A Stock, representing the liquidation preference per share of the Series A Stock (as adjusted for any combinations, divisions or similar recapitalizations affecting the shares of Series A Stock) (the "Liquidation Payments"). If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of shares of Series A Stock and securities pari passu with the Series A Stock ("Parity Securities") shall be insufficient to permit payment in full to the holders of shares of Series A Stock and any Parity
Securities of the distributions to which they are entitled, then the holders of all such securities shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Stock and Parity Securities are entitled were paid in full. A consolidation or merger of the Corporation with or into any other corporation or corporations or other entity (other than a merger in which the Corporation is the survivor and the stockholders of the Corporation prior to such merger own more than a majority of the voting securities of the Corporation following such merger), a transaction or a series of related transactions in which the stockholders of the Corporation transfer a majority of the voting securities of the Corporation to any person or a sale, lease or transfer of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution, or winding up of the Corporation as those terms are used in this Section 4; provided, however, that no such consolidation, merger, transaction or series of related transactions that is approved by a vote pursuant to Section 6 hereof shall be deemed to be a liquidation, dissolution or winding up of the Corporation. The Corporation shall provide to holders of shares of Series A Stock thirty (30) days' prior written notice of any such sale, conveyance, exchange, transfer, consolidation or merger.

(b) Remaining Assets. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the holders of shares of Series A Stock shall have been paid in full the Liquidation Payments, the remaining assets of the Corporation may be distributed ratably per share in order of preference to the holders of junior securities in accordance with their respective terms.

(c) Notice of Liquidation. Written notice of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, stating a payment date, the amount of the Liquidation Payments and the place where said Liquidation Payments shall be payable, shall be given by mail, postage prepaid, not less than thirty (30) days prior to the payment date stated therein, to each holder of record of shares of Series A Stock at his post office addresses as shown by the records of the Corporation.

(d) Fractional Shares. The Liquidation Payments with respect to each outstanding fractional share of Series A Stock shall be equal to a ratably proportionate amount of the Liquidation Payments with respect to each outstanding share of Series A Stock.

5. Conversion. The holders of shares of Series A Stock shall have the following conversion rights:

(a) Conversion. Subject to the limitations set forth below, each share of the Series A Stock shall be convertible at any time after the First Conversion Date in whole but not in part, unless previously redeemed, at the option of the holder of record thereof, into the number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (i) the quotient obtained by dividing (A) the aggregate Liquidation Payments of the shares of Series A Stock being converted by (B) the Conversion Price by (ii) four (4), upon surrender to the Corporation or its transfer agent of the certificate or certificates representing the Series A Stock to be converted, as provided below, or if the holder notifies the Corporation or its transfer agent that such certificate or certificates have been lost, stolen or destroyed, upon the execution and delivery of an agreement satisfactory to the Corporation to indemnify the Corporation from any losses incurred by it in connection therewith. The conversion rights herein provided shall be apportioned ratably among the holders of the Series A Stock in proportion to the number of shares of Series A Stock owned by such holders.

(b) Converted Shares. Any shares of Series A Stock which have been converted shall be cancelled and all dividends on converted shares of Series A Stock shall cease to accrue and the certificates representing shares of Series A Stock so converted shall represent the right to receive such number of shares of Common Stock into which such shares of Series A Stock are convertible. The Board shall at all times, so long as any shares of Series A Stock remain outstanding, reserve a sufficient number of authorized but unissued shares of Common Stock to be issued in satisfaction of the conversion rights and privileges aforesaid.

(c) Mechanics of Conversion. In the case of a conversion, before any holder of Series A Stock shall be entitled to convert the same into shares of Common Stock, it shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or its transfer agent for the Series A Stock, and shall give written notice to the Corporation of the election to convert the same and shall state therein the name or names in which the certificate of certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter and in any case within ten (I0) business days of the Corporation's receipt of the notice of conversion, issue and deliver at such office to such holder of Series A Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid; provided that such holder or nominee(s), as the case may be, shall be deemed to be the owner of record of such Common Stock as of the date that written notice is given to the Corporation of such holder's properly completed and executed election to convert and the surrender of the certificates representing the Series A Stock being converted, duly endorsed, at the office of the Corporation or its transfer agent (or an indemnification agreement as set forth in Section S(a) hereof in case such certificates have been lost, stolen or destroyed). A certificate or certificates will be issued for the remaining shares of Series A Stock in any case in which fewer than all of the shares of Series A Stock represented by a certificate are converted.

(d) Issue Taxes. The Corporation shall pay all issue taxes, if any, incurred in respect of the issue of shares of Common Stock on conversion. If a holder of shares surrendered for conversion specifies that the shares of Common Stock to be issued on conversion are to be issued in a name or names other than the name or names in which such surrendered shares stand, then the Corporation shall not be required to pay any transfer or other taxes incurred by reason of the issuance of such shares of Common Stock to the name of another, and if the appropriate transfer taxes shall not have been paid to the Corporation or the transfer agent for the Series A Stock at the time of surrender of the shares involved, the shares of Common Stock issued upon conversion thereof may be registered in the name or names in which the surrendered shares were registered, despite the instructions to the contrary.

(e) Valid Issuance. All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, free from preemptive rights and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

6. Adjustment of Conversion Price. The number and kind of securities issuable upon the conversion of the Series A Stock and the Conversion Price shall be subject to adjustment from time to time in accordance with the following provisions:

(a) Reorganization, Reclassification. In the event of a reorganization, share exchange, sale, conveyance, or reclassification, in a transaction or series of related transactions, including where there is a shift in more than fifty percent (50%) of the voting power of the Corporation ("Change of Control") other than a change in par value, or from par value to no par value, or from no par value to par value or a transaction described in Section 6(b) below, each share of Series A Stock shall, after such reorganization, share exchange or reclassification, be convertible at the option of the holder into the kind and number of shares of stock and/or other securities, cash or other property which the holder of such share of Series A Stock would have been entitled to receive if the holder had held the Common Stock issuable upon conversion of such share of Series A Stock immediately prior to such reorganization, share exchange or reclassification.

(b) Consolidation, Merger. In the event of a merger or consolidation to which the Corporation is a party which results in a Change of Control, each share of Series A Stock shall, after such merger or consolidation, be convertible at the option of the holder into the kind and number of shares of stock and/or other securities, cash or other property which the holder of such share of Series A Stock would have been entitled to receive if the holder had held the Common Stock issuable upon conversion of such share of Series A Stock immediately prior to such consolidation or merger.

7. Voting Rights. The holders of the Series A Stock shall have the same voting rights as the holders of the Common Stock. In addition, the holders of shares of Series A Stock shall vote as a separate class on all matters adversely affecting the Series A Stock. The authorization or issuance of additional Common Stock, or other securities having liquidation, dividend, voting or other rights junior to the Series A shall not be deemed to adversely affect the Series A Stock. In addition to the other voting rights of the holders of the Series A Stock specified herein, for so long as any shares of Series A Stock are outstanding, the Corporation will not, and it will cause its subsidiaries not to, without the affirmative vote, or the written consent pursuant to the Delaware Business Corporation Act, of the holders of a majority of the outstanding shares of Series A Stock to amend, waive or repeal any provisions of, or add any provision to, (i) this Certificate or (ii) any provision of the Certificate of Incorporation or Bylaws of the Corporation or any other certificate of designation filed with the Secretary of State of Delaware by the Corporation in a manner that would adversely effect or impair the rights of the holders of the Series A Stock.

8. Dividends.

The holders of the Series A Stock shall not be entitled to receive payment of cash dividends on shares thereof.

9.  Redemption or Retirement of Preferred Stock.

(a) The Corporation shall have the right at any time to purchase all or any part of its Series A Stock issued and outstanding by paying to the respective holders thereof the sum of twenty-five cents ($0.25) for each share of such stock redeemed.

(b) Notwithstanding Section 9(c) below, the Corporation shall apply toward the purchase or redemption of the Series A Stock as herein provided any funds it has paid as license fees to Kino Communications, L.L.C., an Arizona limited liability company, under that certain License Agreement dated as of December 5, 2005.

(c) The Corporation may apply toward the purchase or redemption of the Series A Stock as herein provided any part of its surplus funds or an amount of its stated capital which shall not be greater than the stated capital represented by the shares purchased or redeemed, but under no circumstances shall the Corporation apply any other funds or any further part of its stated capital toward the purchase or redemption of such stock. The purchase or redemption of any such stock shall not be made where the effect of any such purchase or redemption and application of stated capital thereto shall be to reduce the net assets of the Corporation below the stated capital remaining after giving effect to the cancellation of such shares, or if the Corporation is insolvent or would thereby be made insolvent, or where the effect of any such purchase or redemption and application of stated capital thereto shall be to conflict with, or constitute a breach or default under any provision of any agreement, contract, commitment or instrument to which the Corporation is a party.

(d) The Board of Directors of the Corporation shall have full power and discretion to select from the outstanding Preferred Stock of the Corporation particular shares for redemption or purchase, and its proceedings in this connection shall not be subject to attack except for actual and intentional fraud. In all instances, the Board shall have complete authority to determine upon and take the necessary proceedings fully to effect the purchase or redemption of the shares selected for redemption, and the cancellation of the certificates representing such shares. Upon the completion of such proceedings, the rights of holders of the shares of such Preferred Stock which have been redeemed and called in shall in all respects cease, except that such holders, in the case of Section 9(c) above, shall be entitled to receive the redemption price for their respective shares.

(e) Whenever any shares such preferred stock of the Corporation are purchased or redeemed as herein authorized, the Corporation may, by resolution of its Board of Directors, retire such shares, and thereupon this Corporation shall, in connection with the retirement of such shares, cause to be filed a certificate of reduction of stated capital.

10. Future Preferred Stock Issues. The Corporation may issue one or more additional Series of Preferred Stock without the consent of the holders of the Series A Stock, provided, however, that the rights and preferences of such subsequent series of preferred stock as to liquidation, dividends, voting, redemption, and registration rights shall not be superior (but may be pari passu) to those of the Series A Stock.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designations as of this 27th day of February, 2006, and affirms that this Certificate of Designations is his act and deed and that the statements contained herein are true under penalties of perjury.

MODAVOX, INC.

By:  /s/ Robert D. Arkin
Robert D. Arkin
Chairman

NOTICE OF CONVERSION

(To be Executed by the Registered Holder
in order to Convert the Series A Preferred Stock)

The undersigned hereby irrevocably elects to convert ______ shares of Series A Preferred Stock (the "Conversion"), represented by stock certificate Nos(s). ______ (the "Preferred Stock Certificates"), into shares of common stock ("Common Stock") of Modavox, Incorporated (the "Corporation") according to the conditions of the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the "Certificate of Designation"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The Corporation shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee (which is ______ with OTC through its Deposit Withdrawal Agent Commission System ("DTC Transfer").

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series A Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

In lieu of receiving the shares of Common Stock issuable pursuant to this Notice of Conversion by way of OTC Transfer, the undersigned hereby requests that the Corporation issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

Date of Conversion:  ____________

Applicable Conversion Price:  ____________

Number of Shares of Common Stock to be Issued:  ____________

Signature:  ____________

Name:  ____________

Address:  ____________

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES B CONVERTIBLE PREFERRED STOCK OF MODAVOX, INC.

MODAVOX, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY THAT:

Pursuant to authority conferred upon the Board of Directors (the "Board") by the Amended and Restated Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation") and pursuant to the provisions of the Delaware General Corporation Law, the Board, pursuant to a unanimous written consent effective as of February 27, 2006, adopted the following resolution providing for the designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions, of the Series B Convertible Preferred Stock:

WHEREAS, the Certificate of Incorporation provides for two classes of shares known as common stock, $0.0001 par value per share (the "Common Stock"}, and preferred stock, $0.0001 par value per share (the "Preferred Stock"); and

WHEREAS, the Board is authorized by the Certificate of Incorporation to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in such Series Bnd to fix the designations, preferences and rights of the shares of each such Series Bnd the qualifications, limitations and restrictions thereof.

NOW, THEREFORE, BE IT RESOLVED, that the Board deems it advisable to, and hereby does, designate a Series B Convertible Preferred Stock and fixes and determines the preferences, rights, qualifications, limitations and restrictions relating to the Series B Convertible Preferred Stock as follows:

1. Definitions. For purposes of this Certificate of Designation, the following terms shall have the following meanings:

(a) "Closing Price(s)" means, for any security as of any date, the greater of (i) the closing ask price and closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to holders of a majority of the then outstanding shares of Series B Stock if Bloomberg Financial Markets is not then reporting Closing Prices of such security (collectively, “Bloomberg”), or (ii) the last reported closing sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg or a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to holders of a majority of the then outstanding shares of Series B Stock if Bloomberg Financial Markets is not then reporting closing sale prices of such security.

(b) "Conversion Date" means, for any conversion of the Series B Stock into Common Stock, the date specified in the notice of conversion in the form attached hereto (the "Notice of Conversion"), so long as the copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Corporation before 11:59 p.m., Arizona time, on the Conversion Date indicated in the Notice of Conversion. Ifthe Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date the holder faxes or otherwise delivers the Notice of Conversion to the Corporation.

(c) "Conversion Price" means Fixed Conversion Price or the Variable Conversion Price, as the case may be, in effect as of such date and subject to adjustment as provided herein.

(d) "Fixed Conversion Price" means US twenty-five cents ($0.25) per share, and shall be the sole conversion price in effect until one (I) year after the issuance date.

(e) "First Conversion Date" means the earliest of(i) the 360th day following the Issuance Date or (ii) the date that the Corporation receives net cash proceeds of any equity of quasi-equity (e.g. preferred or convertible preferred stock) financing exceeding two million dollars ($2,000,000) that allows the Corporation to redeem all or a portion of the Series B Stock.

(e) "Issuance Date" means the date of the closing under the Agreement and Plan of Reorganization by and among the Corporation and Kino Interactive Group, LLC with respect to the initial issuance of the Series B Stock (the "Agreement and Plan of Reorganization").

(f) "Variable Conversion Price" means the average of the Closing Prices for the Common Stock during the twenty (20) consecutive trading days immediately preceding such date of determination but at no time Jess than US US twenty-five cents ($0.25) per share being the minimum conversion price and at no time more than US one dollar ($1.00) per share being the maximum conversion price. There will be no Variable Conversion Price until the First Conversion Date has passed.

2. Designation. The shares of such series of Preferred Stock shall be designated "Series B Convertible Preferred Stock" (the "Series B Stock").

3. Authorized Number. The authorized number of shares constituting the Series B Stock shall be two million (2,000,000).

4.  Liquidation.

(a) Liquidation Procedure. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Series B Stock shall be entitled, before any distribution or payment is made upon any junior securities, to be paid an amount equal to US twenty-five cents ($0.25) per share of Series B Stock, representing the liquidation preference per share of the Series B Stock (as adjusted for any combinations, divisions or similar recapitalizations affecting the shares of Series B Stock) (the "Liquidation Pavments"). If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of shares of Series B Stock and securities pari passu with the Series B Stock ("Parity Securities") shall be insufficient to permit payment in full to the holders of shares of Series B Stock and any Parity Securities of the distributions to which they are entitled, then the holders of all such securities shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series B Stock and Parity Securities are entitled were paid in full. A consolidation or merger of the Corporation with or into any other corporation or corporations or other entity (other than a merger in which the Corporation is the survivor and the stockholders of the Corporation prior to such merger own more than a majority of the voting securities of the Corporation following such merger), a transaction or a series ofrelated transactions in which the stockholders of the Corporation transfer a majority of the voting securities of the Corporation to any person or a sale, lease or transfer of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution, or winding up of the Corporation as those terms are used in this Section 4; provided, however, that no such consolidation, merger, transaction or series of related transactions that is approved by a vote pursuant to Section 6 hereof shall be deemed to be a liquidation, dissolution or winding up of the Corporation. The Corporation shall provide to holders of shares of Series B Stock thirty (30) days' prior written notice of any such sale, conveyance, exchange, transfer, consolidation or merger.

(b) Remaining Assets. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the holders of shares of Series B Stock shall have been paid in full the Liquidation Payments, the remaining assets of the Corporation may be distributed ratably per share in order of preference to the holders of junior securities in accordance with their respective terms.

(c) Notice of Liquidation. Written notice of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, stating a payment date, the amount of the Liquidation Payments and the place where said Liquidation Payments shall be payable, shall be given by mail, postage prepaid, not less than thirty (30) days prior to the payment date stated therein, to each holder of record of shares of Series B Stock at his post office addresses as shown by the records of the Corporation.

(d) Fractional Shares. The Liquidation Payments with respect to each outstanding fractional share of Series B Stock shall be equal to a ratably proportionate amount of the Liquidation Payments with respect to each outstanding share of Series B Stock.

5. Conversion. The holders of shares of Series B Stock shall have the following conversion rights:

(a) Conversion. Subject to the limitations set forth below, each share of the Series B Stock shall be convertible at any time after the First Conversion Date in whole but not in part, unless previously redeemed, at the option of the holder of record thereof, into the number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (i) the quotient obtained by dividing (A) the aggregate Liquidation Payments of the shares of Series B Stock being converted by (B) the Conversion Price by (ii) four (4), upon surrender to the Corporation or its transfer agent of the certificate or certificates representing the Series B Stock to be converted, as provided below, or if the holder notifies the Corporation or its transfer agent that such certificate or certificates have been lost, stolen or destroyed, upon the execution and delivery of an agreement satisfactory to the Corporation to indemnify the Corporation from any losses incurred by it in connection therewith. The conversion rights herein provided shall be apportioned ratably among the holders of the Series B Stock in proportion to the number of shares of Series B Stock owned by such holders.

(b) Converted Shares. Any shares of Series B Stock which have been converted shall be cancelled and all dividends on converted shares of Series B Stock shall cease to accrue and the certificates representing shares of Series B Stock so converted shall represent the right to receive such number of shares of Common Stock into which such shares of Series B Stock are convertible. The Board shall at all times, so long as any shares of Series B Stock remain outstanding, reserve a sufficient number of authorized but unissued shares of Common Stock to be issued in satisfaction of the conversion rights and privileges aforesaid.

(c) Mechanics a/Conversion. In the case ofa conversion, before any holder of Series B Stock shall be entitled to convert the same into shares of Common Stock, it shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or its transfer agent for the Series B Stock, and shall give written notice to the Corporation of the election to convert the same and shall state therein the name or names in which the certificate of certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter and in any case within ten (I0) business days of the Corporation's receipt of the notice of conversion, issue and deliver at such office to such holder of Series B Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid; provided that such holder or nominee( s), as the case may be, shall be deemed to be the owner of record of such Common Stock as of the date that written notice is given to the Corporation of such holder's properly completed and executed election to convert and the surrender of the certificates representing the Series B Stock being converted, duly endorsed, at the office of the Corporation or its transfer agent (or an indemnification agreement as set forth in Section 5(a) hereof in case such certificates have been lost, stolen or destroyed). A certificate or certificates will be issued for the remaining shares of Series B Stock in any case in which fewer than all of the shares of Series B Stock represented by a certificate are converted.

(d) Issue Taxes. The Corporation shall pay all issue taxes, if any, incurred in respect of the issue of shares of Common Stock on conversion. If a holder of shares surrendered for conversion specifies that the shares of Common Stock to be issued on conversion are to be issued in a name or names other than the name or names in which such surrendered shares stand, then the Corporation shall not be required to pay any transfer or other taxes incurred by reason of the issuance of such shares of Common Stock to the name of another, and if the appropriate transfer taxes shall not have been paid to the Corporation or the transfer agent for the Series B Stock at the time of surrender of the shares involved, the shares of Common Stock issued upon conversion thereof may be registered in the name or names in which the surrendered shares were registered, despite the instructions to the contrary.

(e) Valid Issuance. All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, free from preemptive rights and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

6. Adjustment of Conversion Price. The number and kind of securities issuable upon the conversion of the Series B Stock and the Conversion Price shall be subject to adjustment from time to time in accordance with the following provisions:

(a) Reorganization, Reclassification. In the event of a reorganization, share exchange, sale, conveyance, or reclassification, in a transaction or series of related transactions, including where there is a shift in more than fifty percent (50%) of the voting power of the Corporation ("Change of Control") other than a change in par value, or from par value to no par value, or from no par value to par value or a transaction described in Section 6(b) below, each share of Series B Stock shall, after such reorganization, share exchange or reclassification, be convertible at the option of the holder into the kind and number of shares of stock and/or other securities, cash or other property which the holder of such share of Series B Stock would have been entitled to receive if the holder had held the Common Stock issuable upon conversion of such share of Series B Stock immediately prior to such reorganization, share exchange or reclassification.

(b) Consolidation, Merger. In the event of a merger or consolidation to which the Corporation is a party which results in a Change of Control, each share of Series B Stock shall, after such merger or consolidation, be convertible at the option of the holder into the kind and number of shares of stock and/or other securities, cash or other property which the holder of such share of Series B Stock would have been entitled to receive if the holder had held the Common Stock issuable upon conversion of such share of Series B Stock immediately prior to such consolidation or merger.

7. Voting Rights. The holders of the Series B Stock shall have the same voting rights as the holders of the Common Stock. In addition, the holders of shares of Series B Stock shall vote as a separate class on all matters adversely affecting the Series B Stock. The authorization or issuance of additional Common Stock, or other securities having liquidation, dividend, voting or other rights junior to the Series B shall not be deemed to adversely affect the Series B Stock. In addition to the other voting rights of the holders of the Series B Stock specified herein, for so long as any shares of Series B Stock are outstanding, the Corporation will not, and it will cause its subsidiaries not to, without the affirmative vote, or the written consent pursuant to the Delaware Business Corporation Act, of the holders of a majority of the outstanding shares of Series B Stock to amend, waive or repeal any provisions of, or add any provision to, (i) this Certificate or (ii) any provision of the Certificate of Incorporation or Bylaws of the Corporation or any other certificate of designation filed with the Secretary of State of Delaware by the Corporation in a manner that would adversely effect or impair the rights of the holders of the Series B Stock.

8.  Dividends.

The holders of the Series B Stock shall not be entitled to receive payment of cash dividends on shares thereof.

9.  Redemption or Retirement of Preferred Stock.

(a) The Corporation shall have the right at any time to purchase all or any part of its Series B Stock issued and outstanding by paying to the respective holders thereof the sum of twenty-five cents ($0.25) for each share of such stock redeemed.

(b) Notwithstanding Section 9(c) below, the Corporation shall apply toward the purchase or redemption of the Series B Stock as herein provided any funds it has paid as license fees to Kino Communications, L.L.C., an Arizona limited liability company, under that certain License Agreement dated as of December 5, 2005.

(c) The Corporation may apply toward the purchase or redemption of the Series B Stock as herein provided any part of its surplus funds or an amount of its stated capital which shall not be greater than the stated capital represented by the shares purchased or redeemed, but under no circumstances shall the Corporation apply any other funds or any further part of its stated capital toward the purchase or redemption of such stock. The purchase or redemption of any such stock shall not be made where the effect of any such purchase or redemption and application of stated capital thereto shall be to reduce the net assets of the Corporation below the stated capital remaining after giving effect to the cancellation of such shares, or if the Corporation is insolvent or would thereby be made insolvent, or where the effect of any such purchase or redemption and application of stated capital thereto shall be to conflict with, or constitute a breach or default under any provision of any agreement, contract, commitment or instrument to which the Corporation is a party.

(d) The Board of Directors of the Corporation shall have full power and discretion to select from the outstanding Preferred Stock of the Corporation particular shares for redemption or purchase, and its proceedings in this connection shall not be subject to attack except for actual and intentional fraud. In all instances, the Board shall have complete authority to determine upon and take the necessary proceedings fully to effect the purchase or redemption of the shares selected for redemption, and the cancellation of the certificates representing such shares. Upon the completion of such proceedings, the rights of holders of the shares of such Preferred Stock which have been redeemed and called in shall in all respects cease, except that such holders, in the case of Section 9(c) above, shall be entitled to receive the redemption price for their respective shares.

(e) Whenever any shares such preferred stock of the Corporation are purchased or redeemed as herein authorized, the Corporation may, by resolution of its Board of Directors, retire such shares, and thereupon this Corporation shall, in connection with the retirement of such shares, cause to be filed a certificate of reduction of stated capital.

10. Future Preferred Stock Issues. The Corporation may issue one or more additional Series of Preferred Stock without the consent of the holders of the Series B Stock, provided, however, that the rights and preferences of such subsequent series of preferred stock as to liquidation, dividends, voting, redemption, and registration rights shall not be superior (but may be pari passu) to those of the Series B Stock.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designations as of this 27th day of February, 2006, and affirms that this Certificate of Designations is his act and deed and that the statements contained herein are true under penalties of perjury.

MODAVOX, INC.

By:  /s/ Robert D. Arkin
Robert D. Arkin
Chairman

NOTICE OF CONVERSION

(To be Executed by the Registered Holder
in order to Convert the Series B Preferred Stock)

The undersigned hereby irrevocably elects to convert __________ shares of Series B Preferred Stock (the “Conversion”), represented by stock certificate Nos(s). __________ (the “Preferred Stock Certificates”), into shares of common stock (“Common Stock”) of Modavox, Incorporated (the “Corporation”) according to the conditions of the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock (the "Certificate of Designation"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The Corporation shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee (which is------- with DTC through its Deposit Withdrawal Agent Commission System ("DTC Transfer").

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series B Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

In lieu of receiving the shares of Common Stock issuable pursuant to this Notice of Conversion by way of DTC Transfer, the undersigned hereby requests that the Corporation issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

Date of Conversion:  ____________________

Applicable Conversion Price:  ____________________

Number of Shares of Common Stock to be Issued: ____________________

Signature:  ____________________

Name: ____________________

Address: ____________________

STATE OF DELAWARE CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Modavox, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration 1bcreof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Article One" so that, as amended, said Article shall be and read as follows:

Augme Technologies, Inc,

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 11th day of February, 2010.

By:  /s/ James A. Lawson
Title:  Chief Legal Officer
Name:  James A. Lawson
Print or Type

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
AUGME TECHNOLOGIES, INC.

The undersigned, Paul R. Arena, hereby certifies that:

1. He is the Chief Executive Officer of Augme Technologies, Inc., a Delaware corporation (the "Corporation"), and is duly authorized by a unanimous written consent of the Board of Directors of the Corporation to execute this instrument.

2. This Certificate of Amendment of the Certificate of Incorporation was duly approved by the Corporation's Board of Directors, in accordance with the applicable provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, and duly adopted by written consent of the holders of a majority of the outstanding shares of com1non stock of the Corporation, in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

3. The first paragraph of ARTICLE FOUR of the Certificate of Incorporation is hereby amended to read in full as follows:

“This Corporation is authorized to issue two classes of shares to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of Common Stock that this corporation is authorized to issue is 250,000,000, with a par value of $0.0001, and the total number of shares of Preferred Stock that this corporation is authorized to issue is 25,000,000, with a par value of $0.0001.”

4. This Certificate of Amendment is effective immediately upon filing.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed this 28th day of June 2011.

AUGME TECHNOLOGIES, INC.

By:  /s/ Paul R. Arena
Paul R. Arena
Chief Executive Officer

STATE OF DELAWARE CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND/OR REGISTERED OFFICE

The Board of Directors of Augme Technologies, Inc. a Delaware Corporation, on this 26th day of March. A.D. 2012, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is The Corporation Trust Company.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 26th day of March, A.D., 2012.

By:  /s/ Tom Virgin
Name:  Tom Virgin
Title:  CFO

CERTIFICATE of AMENDMENT
of
AMENDED AND RESTATED CERTIFICATE of INCORPORATION of
AUGME TECHNOLOGIES, INC.

Pursuant to §242 of the General Corporation Law of the State of Delaware

Augme Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies and sets forth as follows:

FIRST: That at a meeting of the Board of Directors of Augme Technologies, Inc. resolutions were duly adopted setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED: that the Certificate of Incorporation of this corporation be amended by changing Article One so that, as amended, it shall be and read as follows:

"The name of this Corporation is Hipcricket, Inc."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That said amendment is to be effective at 5:00 p.m., Eastern Time, on August 23, 2013.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed this 15th day of August, 2013.

Augme Technologies, Inc.

By:  /s/ Ivan Braiker
Name:  Ivan Braiker
Title:  Chief Executive Officer